EXHIBIT 10.9
DEEP WELL OIL & GAS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made this 20 day of September, 2007, by and between Deep Well Oil & Gas, Inc., a Nevada corporation (the “Corporation”) and R.N. Dell Energy Ltd., an Alberta Company (“Optionee”).

Whereas the Optionee has entered in to a consulting services agreement with a subsidiary of the Corporation effective September 20, 2007 (“Consulting Agreement”)

1. Amendment to Existing Agreement

This Agreement shall replace clause 4(b) in the Consulting Agreement and amend it accordingly.

2. Grant of Option

The Corporation hereby grants Optionee the option (the “Option”) to purchase all or any part of an aggregate of 240,000 shares (the “Shares”) of Common Stock of the Corporation at the exercise price of $0.47 USD per share according to the terms and conditions set forth in this Agreement and in the Deep Well Oil & Gas, Inc. November 28, 2005 Stock Option Plan (the “Plan”). The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. A copy of the Plan will be furnished upon request of Optionee.

The Option shall terminate at the close of business five years from the date hereof (the “Option Termination Date”).

3. Vesting of Option Rights; Transferability

(A) This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

(i)  20,000 Shares per month commencing on October 31, 2007,

subject to Optionee’s continuing to provide services to the Corporation or any Subsidiary as an employee, director or consultant, as the case may be, provided that the Optionee continues to provide services on such vesting date.
.
(B) During the lifetime of the consulting contract with the Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee.

4. Exercise of Option after Death or Termination of Services or Employment

Except as otherwise determined by the Board:

(A) In the event that an Optionee ceases to provide services to the Corporation as a result of termination for cause (as such term is defined in clause 22.3 of the Consulting Agreement), each of the Options held by the Optionee shall cease to be exercisable after the date of termination of services as a consultant.

(B) In the event that an Optionee ceases to provide services to the Corporation for any reason other than termination for cause, any vested Option held by Optionee may continue to be exercised by the Optionee to and until the earlier of:

(i) the applicable expiration of the Option Period in respect of such Option; and

(ii) the period after the date on which Optionee ceases to provide services to the Corporation that is permitted by the applicable laws, policies, rules and regulations of any stock exchange upon which the Underlying Shares are then listed, posted and/or quoted for trading;

(C) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Option Termination Date.

5. Method of Exercise of Option

Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Corporation at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made;

(A) in cash (including bank check, personal check or money order payable to the Corporation),

(B) with the approval of the Corporation (which may be given in its sole discretion), by delivering to the Corporation for cancellation shares of the Corporation’s Common Stock already owned by Optionee having a Fair Market Value (as defined in the Plan) equal to the full exercise price of the Shares being acquired,

(C) with the approval of the Corporation (which may be given in its sole discretion), by electing to have the Corporation retain from the number of Shares to be issued to the Optionee upon the exercise of such Option Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price payable upon exercise of such Option;

(D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons permitted to exercise the option) shall concurrently provide irrevocable instructions

(i) to a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and

(ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(E) by any combination of the methods of payment described above.

6. Securities Law Matters.

(A) Restricted Securities. The Optionee understands and acknowledges that neither the Option nor the Shares have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), that the Option has been issued to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Option and the Shares are, or will be, as applicable, “restricted securities” as defined in Rule 144 under the Securities Act.

(B)  Accredited Investor. The Optionee represents that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(C) Restrictions on Exercise. The Optionee understands and acknowledges that the Option may be exercised only pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws, and that at the time of any proposed exercise, the Corporation may require an opinion of counsel or other evidence satisfactory to it to the effect that the Shares may be issued pursuant to such exercise without registration under the Securities Act or applicable state securities laws.

(D) Resale Restrictions. The Optionee understands and acknowledges that notwithstanding anything to the contrary contained in this Agreement, the Option and the Shares may be offered, sold, pledged or otherwise transferred only

(i) to the Corporation;

(ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with applicable Canadian local laws and regulations; or

(iii)  within the United States, in a transaction that does not require registration under the Securities Act or any applicable state securities laws. In connection with any proposed sale, pledge or other transfer of the Option or the Shares, the Corporation may require an opinion of counsel or other evidence satisfactory to it to the effect that the proposed sale, pledge or other transfer may be effected without registration under the Securities Act or applicable state securities laws.

(E) Legend. The Optionee understands and acknowledges that upon the original issuance of the Shares, as applicable, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend with respect to the transfer restrictions set forth above.

7. Miscellaneous

(A) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(B) No Rights of Stockholders. Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Corporation with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee’s legal representative or permissible assignee, as applicable.

(C) No Right to Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of, or as giving a director of the Corporation or a Subsidiary (as defined in the Plan) the right to continue as a director of the Corporation or a Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate such employment or position at any time, with or without cause. In addition, the Corporation or Subsidiary may at any time dismiss Optionee from employment, or terminate the term of a director of the Corporation or a Subsidiary, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Corporation or any Subsidiary, directly or indirectly, or give rise to any cause of action at law or in equity against the Corporation or a Subsidiary. The Option granted hereunder shall not form any part of the wages or salary of Optionee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Corporation or any Subsidiary be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such optionee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Optionee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(D) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Nevada.

(E) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(F) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and Optionee or any other person.

(G) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(H) Conditions Precedent to Issuance of Shares; Repurchase Rights. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the corporate laws of the state of Nevada. As a condition to the exercise of the purchase price relating to the Option, the Corporation may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation and warranty is required by law.

(I) Withholding. In order to comply with all applicable federal, state or provincial income tax laws or regulations, the Corporation may take such action as it deems appropriate to assure that all applicable federal, state or provincial payroll, withholding, income or other taxes are withheld or collected from Optionee.

(J) Adjustment to Number of Shares and Exercise Price. Subject to approval if necessary of any relevant stock exchange, the Board will adjust the number of Shares subject to an Option, and the exercise price per Share payable upon exercise of an Option, upon the occurrence of any stock dividend, stock split, reverse stock split, combination of shares, reclassification of shares, recapitalization or other similar corporate transaction with respect to the Shares. Notwithstanding the preceding sentence to the contrary, no such adjustment will be made upon the conversion of any debt instrument, share of preferred stock or other convertible security of the Corporation into Shares.

(K) Review of Plan. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option.

(L) Change of Address. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement as of the date set forth in the first paragraph.

DEEP WELL OIL & GAS, INC.

By:
Name:
Title:

OPTIONEE

Name:.
Address: